UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Protagonist Therapeutics, Inc. (the “Company”) 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 27, 2021, the stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 14, 2021. The results of the matters voted upon at the meeting were:

Proposal 1 — To elect the three Class II directors named below to serve until the 2024 Annual Meeting of Stockholders. Each of the three named nominees was so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominees	For	Withheld	Broker Non-Votes
Sarah A. O’Dowd	38,323,022	306,101	2,984,809
William D. Waddill	34,282,286	4,346,837	2,984,809
Lewis T. “Rusty” Williams, M.D., Ph.D.	34,296,520	4,332,603	2,984,809

Proposal 2 — To ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal was approved by the requisite vote, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
41,608,911	4,897	124	—

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: May 28, 2021
	By:	/s/ Don Kalkofen
Don Kalkofen
Chief Financial Officer